Exhibit 10.01

SUBLEASE

                    THIS SUBLEASE AGREEMENT (as the same may be amended or otherwise modified from time to time, this “Sublease”) is made as of July 15, 2002 by and between IGN ENTERTAINMENT, INC. f/k/a SNOWBALL.COM, INC., a Delaware corporation (“Sublandlord”), and INT MEDIA GROUP, INC., a Delaware corporation (“Subtenant”).

WITNESSETH:

                    WHEREAS, by Lease dated March 1, 2000 between 475 PARK AVENUE SO. CO. (“Prime Landlord”), as landlord, and Sublandlord, as tenant (as the same may be further amended or otherwise modified from time to time, is hereinafter referred to as the “Prime Lease”), Sublandlord leased certain premises from Prime Landlord consisting of the entire 4th Floor (the “Premises”) in the building commonly known as and located at 475 Park Avenue South, New York, New York (the “Building”); and

                    WHEREAS, Sublandlord desires to sublease to Subtenant the Premises (consisting of the entire 4th floor of the Building) and Subtenant desires to sublease the Premises from Sublandlord, which Premises Sublandlord and Subtenant agree contains 16,000 rentable square feet and is more particularly shown on the floor plan attached hereto as EXHIBIT A.

                    NOW, THEREFORE, upon and subject to the terms and conditions of this Sublease, and in consideration of the premises and the mutual agreements hereinafter set forth, Sublandlord and Subtenant, for themselves, their heirs, executors, legal representatives, successors and assigns, hereby covenant and agree as follows.

ARTICLE I.
TERM

                    1.          Premises; Sublease Term.  Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord the Premises, on the terms and conditions hereinafter set forth.  The term of this Sublease (the “Term”) shall commence on the date (the “Commencement Date”) which is the later to occur of (i) August 1, 2002, or (ii) the date on which the Prime Landlord consents to this Sublease as provided in Article XI below, in either case, provided that Subtenant is given occupancy of the Premises, and shall expire at 11:59 p.m. on the earlier of (i) the second (2nd) anniversary of the date that is the last day of the calendar month in which the Commencement Date occurs (the “Expiration Date”), or (ii) such earlier date upon which the Prime Lease may expire or be terminated as provided in the Prime Lease or upon which the Term hereof may expire or be terminated as provided in this Sublease.  Upon obtaining the consent of the Prime Landlord to this Sublease, Sublandlord and Subtenant shall execute a Commencement Date Letter in the form annexed hereto as EXHIBIT B acknowledging the Commencement Date of this Sublease.

                    2.          Early Termination Option and Sublandlord Employees.  Provided Subtenant is not in default hereunder, Subtenant shall have the option to terminate this Sublease on September 30, 2002 by giving Sublandlord prior written notice on or before September 30, 2002 (time being of the essence) (the “Termination Notice”).  In the event of such early termination, Subtenant shall, together with the Termination Notice, deliver to Sublandlord an early termination fee equal to One Hundred Thirty Six Thousand and XX/100 ($136,000.00) Dollars.

                    3.          Renewal Option.  Provided Subtenant is not in default hereunder, Subtenant shall have the option to renew this Sublease for an additional twelve (12) months following the expiration of the Term (the “Renewal Term”) by giving Sublandlord three (3) months prior written notice (time being of the essence).  In the event Subtenant exercises its option to renew this Sublease, such Renewal Term shall be governed by the terms and conditions of this Sublease, including without limitation, the Base Rent.

ARTICLE II.
RENT AND ADDITIONAL RENT

                    1.          Base Rent.  Subtenant shall pay to Sublandlord, without notice or demand, and without set-off, deduction, abatement or offset, the base rent (hereinafter referred to as “Base Rent”), in the annual amounts (as set forth below) payable in equal monthly installments (as set forth below) in advance on the first day of each and every calendar month (or portion thereof), commencing on the Commencement Date and throughout the Term, prorated for any partial month based upon the actual number of days in such month.  Notwithstanding the foregoing, provided Subtenant is not in default under this Sublease, and provided further that Subtenant has not exercised its option to terminate this Sublease pursuant to Section 2 of Article I above, the payment of Base Rent for the fourth (4th) and twelfth (12th) full months of the Term shall be abated.

PERIOD	RATE/SQ. FT.	ANNUAL RENT	MONTHLY RENT

Commencement Date – 7/31/03	$34.00	$544,000.00	$45,333.33
8/1/03 – 7/31/04	$34.53	$552,480.00	$46,040.00
Extension Term (if exercised) 8/1/04 – 7/31/05	$35.11	$561,760.00	$46,813.33

                    2.          Additional Rent.

                                 (a)   Intentionally deleted.

                                 (b)   Subtenant acknowledges that the Base Rent includes charges for electricity based on the Rent Inclusion Factor more particularly described in the Prime Lease.  Electricity consumed by Subtenant shall be determined and paid in all respects in accordance with the provisions of Article 23 of the Prime Lease (as incorporated herein).  Sublandlord states that the charges for electricity based on the Rent Inclusion Factor were approximately $4,900.00 per month.

                                (c)    “Subtenant Surcharges” shall mean any and all amounts (other than “minimum rent” payable pursuant to the Prime Lease and other than the “Wage Rate escalation” and the “real estate taxes escalation” payable pursuant to the Prime Lease) which, by the terms of the Prime Lease, become due and payable by Sublandlord to Prime Landlord during the Term hereunder as additional rent thereunder or otherwise and which would not have been due and payable but for the acts, requests for services and/or failure to act of Subtenant, its agents, officers, contractors, invitees, employees or visitors under this Sublease or in any way relating to the Premises including, but not limited to (i) any increase in insurance premiums as may be stated in the Prime Lease attributable to Subtenant’s use of or acts or omissions in the Premises; (ii) any fee imposed by Sublandlord or Prime Landlord for the review of Subtenant’s plans and specifications for the Premises; (iii) any fees for any special or after hours services provided to Subtenant or in connection with Subtenant’s use of the Premises; (iv) the cost of any additional services provided to the Premises, or arising from Subtenant’s use and occupancy of the Premises; (v) the cost of any additional charges for electric energy that Sublandlord is required to pay to Prime Landlord pursuant to the provisions of Article 23 of the Prime Lease based on Subtenant’s increased usage of electricity above current levels; or (vi) any other sums which shall be payable to Prime Landlord pursuant to the Prime Lease with respect to the Premises or any part thereof.

                    3.          Advance Rent.  Upon Subtenant’s execution and delivery of this Sublease for Sublandlord’s execution, Subtenant shall tender payment of $45,333.33 as the first full monthly installment of Base Rent due under this Sublease.  If the Commencement Date falls on a day other than the first (1st) day of a calendar month, Base Rent for the second month shall be prorated based upon the actual number of days in the first partial month.

                    4.           Reconciliation.

                                 (a)    Within a reasonable time after receipt by Sublandlord of any statement or written demand from Prime Landlord which includes demand for payment of any amounts payable hereunder as Subtenant Surcharges or other amounts payable by Subtenant hereunder other than Base Rent (“Additional Rent”), Sublandlord shall deliver to Subtenant a copy of such statement or demand.  Subtenant shall pay to Sublandlord the amount of such Additional Rent within twenty (20) business days after Subtenant’s receipt of such statement or demand, but in no event shall Subtenant be obligated to make such payment more than thirty (30) days before such payment is due under the Prime Lease; provided, however, that in any instance in which Subtenant shall receive any such statement or demand directly from Prime Landlord, Subtenant may pay the amount of the same directly to Prime Landlord.  Sublandlord agrees that if Subtenant pays the amount due directly to Prime Landlord, in accordance with the preceding sentence, any obligation of Subtenant to pay the same to Sublandlord shall be satisfied by the payment to Prime Landlord.

                                 (b)    Payments shall be made pursuant to this Section 4 notwithstanding the fact that the statement to be provided by Sublandlord is furnished to Subtenant after the expiration of the Term of this Sublease and notwithstanding the fact that by its terms this Sublease shall have expired or have been cancelled or terminated, provided however, Subtenant shall not be responsible to pay any such amounts that are invoiced to Subtenant or Sublandlord

(which would otherwise be payable by Subtenant hereunder) to the extent that such invoices are received later than the one (1) year anniversary of the expiration or termination date.

                                 (c)    Within a reasonable time after the receipt by Sublandlord from Prime Landlord of any statement of insurance premiums or electricity or other utility expenses, Sublandlord will furnish Subtenant with a copy of such statement and copies of any additional related material received by Sublandlord from Prime Landlord in connection therewith.

                                 (d)    If Sublandlord shall receive from Prime Landlord any refund of any amounts in respect of which Subtenant shall have paid Additional Rent to Sublandlord or Prime Landlord under the provisions of this Article, Sublandlord shall retain out of such refund the reasonable costs and expenses, if any, of obtaining such refund, including but not limited to reasonable attorneys’ fees and disbursements, and shall then pay to Subtenant, within ten (10) days after receipt of such refund by Sublandlord, the portion of the remainder of such refund which is equitably attributable to amounts paid by Subtenant as Additional Rent hereunder.

                                 (e)    All Additional Rent including Subtenant’s Surcharges and all reasonable costs, charges and expenses which Subtenant assumes, agrees or is obligated to pay to Sublandlord pursuant to this Sublease shall be deemed to be additional rent, and in the event of non-payment, Sublandlord shall have all the rights and remedies with respect thereto as are herein provided for in case of nonpayment of the Base Rent reserved hereunder.

                    5.          Late Charge.  If Subtenant fails to pay in full when due any installment of Base Rent, Additional Rent or any other amount and such failure continues for twenty (20) days after the applicable due date and written notice is given to Subtenant, then, in addition to the amount due, Subtenant shall, on demand, pay interest thereon from the due date until the date paid at the rate of one and one-half percent (1-1/2%) per month on the sum due.

                    6.          Payment.   Base Rent, Additional Rent, Subtenant Surcharges and all other sums payable to Sublandlord under this Sublease (sometimes herein referred to, collectively, as “Rent”), shall be paid to Sublandlord in lawful money of the United States of America (x) by good check, subject to collection, to the following address:

IGN Entertainment, Inc.
3240 Bayshore Boulevard
Brisbane, CA 94005
Attention: Accounts Receivable

or (y) by federal wire transfer in accordance with Sublandlord’s wiring instructions to be furnished to Subtenant upon Subtenant’s request therefor, or to such other party or address as Sublandlord may designate by notice to Subtenant.  Sublandlord’s acceptance of late Rent payments shall not excuse such delay nor any future delays in payment nor constitute a waiver of rights, notwithstanding any endorsement or restriction that Subtenant may include with such payment.  If Subtenant shall default in the timely payment of its monetary obligations under this Sublease by reason of a check being returned for insufficient funds or similar default, then, upon notice from Sublandlord, Sublandlord shall have the right to require that Subtenant thereafter make all payments by certified check or wire transfer.  Any payments to be made pursuant to this

Article shall be made notwithstanding the fact that the statement to be provided by Sublandlord is furnished to Subtenant after the expiration of the Term of this Sublease and notwithstanding the fact that by its terms this Sublease shall have expired or have been cancelled or terminated provided however, Subtenant shall not be responsible to pay any such amounts that are invoiced to Subtenant or Sublandlord (which would otherwise be payable by Subtenant hereunder) to the extent that such invoices are received later than the one (1) year anniversary of the expiration or termination date.

                    7.          Tax on Subtenant’s Personal Property.   Subtenant shall pay directly to the taxing authority all tax due on Subtenant’s equipment or personal property, if such tax is billed separately by the taxing authority, or shall, on demand, reimburse Sublandlord for such tax, if Sublandlord is billed for such tax.

                    8.          Survival.   Subject to the terms of this Article II, the provisions of this Article shall survive the expiration or any earlier cancellation or termination of this Sublease.

ARTICLE III.
ACCESS, SERVICES, MAINTENANCE, REPAIRS

                    1.          Interruptions.   Sublandlord shall not be liable for any damage or loss, directly or indirectly resulting from, nor shall the Rent herein reserved be abated (except as provided in Article IX hereof) or a constructive or other eviction be deemed to have occurred by reason of (x) any installation, use or interruption of use of any equipment in connection with the furnishing or supplying of any services or (y) any failure or delay in furnishing any services when such failure or delay is caused by accident or breakdown, or by the making of repairs or improvements required by governmental restrictions or by voluntary compliance with governmental guidelines.  Neither Sublandlord, nor its employees or agents shall be liable to Subtenant for any damage, injury, loss or claim (including claims for the interruption of or loss to Subtenant’s business) based on or arising out of any cause whatsoever including, without limitation, the following: repair to any portion of the Premises; interruption in the use of the Premises or any equipment therein; any accident or damage resulting from any use or operation (whether by Sublandlord, Subtenant or any other person or entity) of elevators or heating, cooling, electrical, sewage or plumbing equipment or apparatus; termination of the Term by reason of damage to or condemnation of the Premises; fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or of any other person or entity; failure or inability to furnish any service or utility; and leakage in any part of the Premises from water, rain, ice or snow that may leak into, or flow from, any part of the Premises, or from drains, pipes or plumbing fixtures in the Premises.  Without limitation of the foregoing, under no circumstances shall Sublandlord be liable to Subtenant for consequential damages arising under or in connection with this Sublease or Subtenant’s use of the Premises.  Any property placed by Subtenant or its employees, agents, contractors, guests or invitees in or about the Premises shall be at the sole risk of Subtenant, and Sublandlord shall not in any manner be responsible therefor.  If any employee of Sublandlord receives any package or article delivered for Subtenant, then such employee shall be acting as Subtenant’s agent for such purpose and not as Sublandlord’s agent.  Nothing contained in this paragraph shall be deemed to limit Sublandlord’s obligations under Section 2(e) or 3 of Article VI hereof.

                    2.          Prime Landlord Actions.  Subtenant acknowledges and agrees that Sublandlord shall not be responsible for a breach of any of the representations and warranties of the Prime Landlord under the Prime Lease, nor shall Sublandlord be responsible or liable in any manner for making any repairs or otherwise complying with any of Prime Landlord’s obligations or providing any of the services and/or utilities required to be provided by Prime Landlord under the Prime Lease; provided, however, that nothing contained in this paragraph shall be deemed to limit Sublandlord’s obligations under Sections 2(e) or 3 of Article VI hereof.  Subtenant agrees to look solely to Prime Landlord for the breach of such representations and warranties or the making of such repairs, complying with such obligations or providing any such services and/or utilities.

ARTICLE IV.
SUBLEASED PREMISES

                    1.          Condition of Premises.  Subtenant acknowledges that it has inspected the Premises and accepts possession thereof broom clean and free of Sublandlord’s personal property (other than the FFE (as defined herein)) and otherwise strictly in its “AS IS” condition as of the Commencement Date.  SUBLANDLORD EXPRESSLY DISCLAIMS ALL WARRANTIES, REPRESENTATIONS, OR COVENANTS, EXPRESS OR IMPLIED, REGARDING THE CONDITION OF THE PREMISES OR THEIR SUITABILITY FOR SUBTENANT’S USE.  IN MAKING AND EXECUTING THIS SUBLEASE, SUBTENANT HAS NEITHER RELIED UPON NOR BEEN INDUCED BY ANY STATEMENT OR REPRESENTATION BY SUBLANDLORD, ANY BROKER OR AGENT, OR OTHERWISE.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SUBLANDLORD SHALL NOT BE OBLIGATED TO MAKE, ARRANGE FOR, OR EFFECT ANY ALTERATIONS, REPAIRS OR IMPROVEMENTS TO THE PREMISES.

                    2.          No Alterations without Consent.

                                 (a)    Subtenant shall make no alterations or improvements to the Premises without first receiving Sublandlord’s prior written consent in each instance, which consent shall be deemed given if Prime Landlord consents in writing to the proposed alterations or improvements (or if Prime Landlord is not required to consent to such alterations or improvements), and same shall be subject to Subtenant’s compliance with the applicable provisions of the Prime Lease.  Sublandlord shall not be in violation of this Section if Sublandlord withholds its consent because Prime Landlord withholds its consent (reasonably or unreasonably) for any reason, whether or not it is entitled to under the Prime Lease.  Except as otherwise set forth in this Section 2, all alterations and improvements shall be made subject to and in accordance with Article 5 of the Prime Lease (as incorporated herein), provided, however, Subtenant shall only be required to restore those alterations and improvements, on or prior to expiration of the Term, as to which Sublandlord or Prime Landlord, as the case may be, shall have advised Subtenant of a restoration requirement at the time Sublandlord approved of same.

                                 (b)    Subtenant shall indemnify and hold Sublandlord harmless from any and all loss, cost, damage, liability or expense (including reasonable attorneys’ fees) arising out of any alterations by Subtenant and, without limiting the generality of the foregoing, Subtenant shall cause Prime Landlord and Sublandlord to be named as an additional insured on all liability insurance maintained by Subtenant or its contractors with respect thereto.

                                 (c)    Sublandlord shall cooperate at no cost to Sublandlord with Subtenant’s efforts to obtain Prime Landlord’s consent, approval or other action under the Prime Lease relative to any alterations made or proposed to be made by Subtenant, but Sublandlord shall not be liable for any failure of the Prime Landlord to grant any such consent or approval or to take such other action; provided, however, that nothing contained in this paragraph shall be deemed to limit Sublandlord’s obligations under Sections 2(e) or 3 of Article VI hereof.

                    3.          Surrender and Restoration; Holding Over.

                                 (a)   Upon the expiration or earlier termination of the Term, Subtenant shall, at its sole cost and expense (i) quietly surrender the Premises without notice, (ii) deliver all keys to the Premises to Sublandlord, (iii) subject to Section 2(a) of this Article IV, return the Premises in the same order and condition as delivered at the time of Subtenant’s occupancy, ordinary wear and tear excepted, (iv) remove from the Premises all such leasehold improvements installed by Subtenant and designated for removal by Prime Landlord at the time Sublandlord consented thereto, (v) remove from the Premises all of Subtenant’s furniture, fixtures, signs and equipment and personal property, and (vi) repair all damage caused by any such removal described in (iv) and (v) above.

                                 (b)   If Subtenant vacates the Premises without complying with the requirements set forth in this Section, then Sublandlord (in addition to any other rights and remedies which may be available to it) may remove such items and make such repairs, and charge Subtenant for all reasonable costs incurred, plus ten percent (10%) thereof for Sublandlord’s administrative cost, all of which shall be due and payable to Sublandlord on demand.  Should any of Subtenant’s leasehold improvements and other property remain on the Premises after expiration or termination of the Term, such property shall be deemed abandoned and Sublandlord may dispose of it at Subtenant’s expense to the extent same was required to be removed by Subtenant hereunder and, in any event, without any liability whatsoever with respect thereto.  Subtenant’s obligations described in this Section  shall survive the expiration date or earlier termination of the Term.

                                 (c)    Subtenant acknowledges that it is extremely important for Subtenant to surrender possession of the Premises when and as required by this Sublease, so that Sublandlord may comply with its obligations under the Prime Lease.  If Subtenant fails to surrender the Premises at the expiration or earlier termination of the Term, then, in addition to any amounts due to Prime Landlord by Sublandlord pursuant to the terms of Article 28 of the Prime Lease by reason of Subtenant’s failure to surrender the Premises, Subtenant shall pay to Sublandlord immediately upon demand, an amount equal to one hundred fifty percent (150%) of the Base Rent and, in addition, to continue to pay any Additional Rent due (calculated on a daily basis) for each day after the expiration or termination of the Term that Subtenant has failed to completely surrender possession of the Premises as required by this Sublease.  Sublandlord’s acceptance of such amount shall not prohibit or restrict Sublandlord’s other rights and remedies, including Sublandlord’s right to evict Subtenant and to recover damages.

                    4.          Regarding the Prime Lease.  Sublandlord represents that a true and complete copy of the Prime Lease as of the date hereof, except as to certain intentionally omitted provisions, which provisions are expressly made inapplicable to Subtenant and the Premises, is annexed hereto as EXHIBIT C.  Sublandlord represents to Subtenant that, as of the date hereof, (i) the Prime Lease is unmodified and is in full force and effect, (ii) all “minimum rent” and “real estate taxes escalations” and “Wage Rate escalations” (as such terms are used in the Prime Lease) billed to date and payable by Sublandlord, as tenant under the Prime Lease, has been paid, (iii) to Sublandlord’s actual knowledge, neither Prime Landlord nor Sublandlord is in material default under the Prime Lease, (iv) to Sublandlord’s actual knowledge, no act or omission of Sublandlord has occurred that would entitle the Prime Landlord to terminate the Prime Lease, and (v) the Prime Lease evidences the entire written agreement between Sublandlord and Prime Landlord with respect to the Premises.  Subtenant acknowledges having reviewed the Prime Lease (as so redacted), and by its execution of this Sublease acknowledges receipt and approval of same.

ARTICLE V.
USE; COMPLIANCE WITH LAWS AND RULES AND REGULATIONS

                    1.          Use.  Subtenant may use the Premises for general, executive and administrative office use only and in no event for any use prohibited or restricted by the Prime Lease or by law.  Subtenant shall not commit or permit to be committed on the Premises any act or omission prohibited by the Prime Lease.

                    2.          Compliance with Laws, and Rules and Regulations.  Subtenant shall, at its sole cost and expense, from and after the Commencement Date, to the extent required under the Prime Lease, comply with, and cause the Premises to comply with, all laws, regulations and ordinances applicable to the Premises and to Subtenant’s use and occupancy thereof, provided, however, that in no event shall Subtenant be required to make any capital improvements to the Premises necessitated by any law, regulation, ordinance or other legal requirement, unless such capital improvement is necessitated or caused by the Subtenant’s use or manner of use of the Premises, other than the uses expressly permitted hereunder.  Subtenant shall also comply with all rules and regulations stated in the Prime Lease to the extent applicable to the Premises.

ARTICLE VI.
INCORPORATION OF PRIME LEASE

                    1.           Incorporation.

                                 (a)   Subject to the provisions of subparagraphs (b) and (c) below, all of the covenants, agreements, terms, provisions and conditions of the Prime Lease are incorporated herein as if set forth at length herein, except those which by their nature or purport are inapplicable or inappropriate to the subleasing of the Premises pursuant to this Sublease or are inconsistent with or modified by any of the terms, covenants or conditions of this Sublease, in which case the terms of this Sublease shall prevail.

                                 (b)    Notwithstanding the generality of the preceding clause (a), it is agreed as follows: for the purposes of the incorporation of the terms and provisions of the Prime Lease herein, the term “Tenant” in the Prime Lease shall mean and refer to the Subtenant hereunder, the term “Landlord” in the Prime Lease shall mean and refer to Sublandlord hereunder (except with respect to any obligation on the part of “Landlord” as used in the Prime Lease to (i) provide utilities or services of any kind whatsoever to the Premises, (ii) maintain and repair the Building and the structural, mechanical or building systems therein, or (iii) rebuild or replace the Building in the event of a fire, casualty or condemnation, as to which, the term “Landlord” as used in the Prime Lease shall mean and refer to the Prime Landlord); the term the “Demised Premises” in the Prime Lease shall mean and refer to the Premises hereunder; the term “minimum rent” or words of similar import in the Prime Lease shall mean and refer to the Base Rent hereunder; the term “Lease” or “lease” or words of similar import in the Prime Lease shall mean and refer to this Sublease; and the terms “alterations, additions or improvements” or words of similar import in the Prime Lease shall mean any alterations, installations, additions and improvements, made pursuant to and in compliance with this Sublease.

                                 (c)   The following Articles, Sections, Exhibits, provisions and documents of the Prime Lease shall not be part of this Sublease and are not incorporated herein:

(i)	Sections 2.02, 2.04, 3.01(a), 3.02, 3.03, 3.04, 25.03 and 25.04;

(ii)	Articles 22, 24, 26, 31, 37, 38, 39, 40 and 41; and

(iii)	the fourth (4th), fifth (5th), sixth (6th) and seventh (7th) sentences of Section 25.01.

                                 (d)    Subtenant agrees that, with respect to those provisions of the Prime Lease that have been incorporated in this Sublease, any rights, powers or privileges of Sublandlord which are or by their nature would be exercisable with respect to Subtenant, the Premises, the conduct or manner of conduct of Subtenant’s activities therein, work to be performed therein or any other matter or thing relating thereto may also be exercised directly by Prime Landlord with respect to Subtenant and/or the Premises, unless Sublandlord expressly revokes such authority in a writing to Subtenant; provided, however, that in no instance shall Prime Landlord have the right to waive any default of Subtenant under this Sublease or to amend, modify, cancel, terminate or accept a surrender of this Sublease.

                                 (e)   Except as otherwise specifically provided herein, all time limits provided in the provisions of the Prime Lease incorporated herein for the giving of notice, the making of demands, the performance of any act, condition or covenant, or the exercise of any right, remedy, or option, are amended for the purposes of this Sublease by lengthening or shortening the same in each instance by five (5) days, as appropriate, so that notices may be given, demands made, any act, condition or covenant performed, or any right, remedy or option hereunder exercised by Sublandlord or Subtenant, as the case may be, within the time limit relating thereto contained in the Prime Lease.  If the Prime Lease allows less than five (5) days for Sublandlord to perform any act, or to undertake to perform such act, or to correct a failure relating to the Premises or this Sublease, then Subtenant shall nevertheless be allowed three (3) days to perform such act, undertake and/or to correct such failure.

                    2.          Subordination to Prime Lease.

                                 (a)    Subtenant acknowledges and agrees that this Sublease and the estate hereby granted are subject and subordinate to all of the terms, covenants, provisions, conditions and agreements contained in the Prime Lease and to all leases, mortgages, encumbrances and other agreements and/or matter to which the Prime Lease is now or may hereafter become subject and subordinate.  This clause shall be self-operative and no further instrument of subordination shall be required.  Subtenant shall, however, execute any certificates confirming such subordination which Sublandlord or Prime Landlord may request no later than five (5) business days after receipt of such request.  Subtenant also agrees that this Sublease shall be subject and subordinate to the Prime Lease; provided, however, that no amendment or modification of the Prime Lease hereafter entered into shall either materially increase the obligations of Subtenant hereunder or materially adversely affect Subtenant’s rights, powers or privileges hereunder.

                                 (b)    Subtenant covenants and agrees (i) to perform and to observe all of the terms, covenants, provisions, conditions and agreements of the Prime Lease (including any and all rules and regulations enacted under and pursuant to the Prime Lease which shall be in effect from time to time during the term of this Sublease) on Sublandlord’s part to be performed and observed to the extent the same have been incorporated herein and are applicable to Subtenant or to the Premises, but nothing herein shall require the payment by Subtenant of “minimum rent” payable by Sublandlord pursuant to the Prime Lease, (ii) that Subtenant will not do or cause to be done or suffer or permit any act or thing to be done which would or might cause the Prime Lease or the rights of Sublandlord as tenant thereunder to be cancelled, terminated or forfeited or which would make Sublandlord liable for any increase of the additional rent payable by Sublandlord pursuant to the Prime Lease, unless Subtenant, on demand, reimburses Sublandlord for any such additional rent increases as provided in this Sublease, or for any damages, claims or penalties; and (iii) to indemnify and hold harmless Sublandlord of, from and against any and all liabilities, losses, damages, suits, penalties, claims and demands of every kind or nature (including, without limitation, reasonable attorneys’ fees and disbursements and expenses of defense and of enforcing this indemnity) arising by reason of Subtenant’s failure to comply with the foregoing or arising from the use, occupancy or manner of use and/or occupancy of the Premises by Subtenant (except to the extent that such use is expressly permitted hereunder), its assignees or sub-subtenants, or their respective employees, agents, servants, contracts, visitors or licensees or from any business conducted therein, or from any work or thing whatsoever or any condition created by or any other act or omission of Subtenant, its assignees or sub-subtenants, or their respective employees, agents, servants, contracts, visitors or licensees, in or about the Premises or any other part of the Building.

                                 (c)   In the event of any default on the part of Subtenant under any of the terms, covenants, conditions, provisions or agreements of the Prime Lease which have been incorporated herein or of this Sublease, in either case, beyond any applicable notice and grace period, Sublandlord shall have all rights and remedies at law or in equity against Subtenant, including, but not limited to, such rights and remedies as are available to Sublandlord against Subtenant under the provisions of the Prime Lease, as incorporated herein.

                                 (d)   Upon the expiration or termination of the Prime Lease, this Sublease shall automatically expire and terminate.  If the Prime Lease terminates as a result of a default or breach by Subtenant under this Sublease, then Subtenant shall be liable to and indemnify

Sublandlord from the damage suffered as a result of such termination, provided that the foregoing indemnity shall be limited to actual damages and not consequential damages.  Sublandlord shall be permitted to agree with Prime Landlord to terminate the Prime Lease without liability to Subtenant provided Prime Landlord is prepared to enter into a direct lease with Subtenant on the same terms and conditions as are contained in the Prime Lease and at the rental rate and with the expiration date and extension option provided in this Sublease.  Notwithstanding the foregoing, if the Prime Lease gives Sublandlord any right to terminate the Prime Lease in the event of the partial or total damage, destruction, or condemnation of the Premises or the Building or project of which the Premises are a part or otherwise, the exercise of such right by Sublandlord shall not constitute a default or breach hereunder, and Subtenant agrees that Sublandlord shall be free to exercise any such right(s) as may be available to Sublandlord without first obtaining any approval from, or consulting with, Subtenant.  Sublandlord shall indemnify and hold Subtenant harmless from and against all claims, liabilities, penalties, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) which shall arise directly (i.e., actual damages and not consequential damages) from this Sublease having been cancelled or terminated without Subtenant’s prior written consent, except (x) as set forth in Section 7(a) of Article XI hereof, or (y) as expressly permitted in this Section 2(d), or (z) if Subtenant shall be in default beyond any applicable notice and cure period under this Sublease or if such cancellation or termination shall result from Subtenant’s default beyond any applicable notice and cure period with respect to Subtenant’s performance of Subtenant’s obligations under this Sublease, it being agreed that the foregoing indemnity shall be limited to actual damages and not consequential damages.

                                 (e)   Subject to the next sentence, Sublandlord shall not be required to dispute any determinations or other assertions or claims of Prime Landlord regarding the obligations of Sublandlord under the Prime Lease for which Subtenant is responsible under the terms of this Sublease.  Notwithstanding anything to the contrary contained herein, Sublandlord, at Subtenant’s sole cost and expense, agrees upon written request from Subtenant to exercise commercially reasonable good faith efforts in attempting to cause Prime Landlord to perform its obligations under the Prime Lease for the benefit of Subtenant.  Subtenant shall promptly reimburse Sublandlord for any and all costs which Sublandlord shall incur in expending such efforts on behalf of Subtenant, and Subtenant does hereby indemnify and agree to hold Sublandlord harmless from and against any and all claims, liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Sublandlord in expending such efforts, except to the extent caused by Sublandlord’s gross negligence or willful misconduct.  Nothing in this Section 2(e) shall require Sublandlord to commence a lawsuit or arbitration proceeding against Prime Landlord.

                    3.          Default by Prime Landlord.  If Prime Landlord shall default under any of the provisions of the Prime Lease, such default shall not constitute a default by Sublandlord under this Sublease and Sublandlord shall not be obligated to cure Prime Landlord’s default.  Except as otherwise provided in Section 2(e) of this Article, Sublandlord shall have no obligation to enforce any right or remedy under the Prime Lease for Subtenant’s benefit and Sublandlord shall have no liability to Subtenant for any default under the Prime Lease by Prime Landlord, even if such default causes an interruption of services or utilities serving the Premises or terminates the term of the Prime Lease before its scheduled expiration.  If, after written request from Subtenant pursuant to the above Section 2(e), Sublandlord shall fail or refuse to use good faith efforts to take timely and appropriate action for the enforcement of Sublandlord’s rights against Prime Landlord or, if Sublandlord has used such commercially reasonable good faith efforts, but Prime Landlord has not performed its obligations under the Prime Lease, Subtenant shall have the right, at Subtenant’s sole cost and expense, to take any lawful action in its own name and, for that purpose and only to such extent, all of the rights of Sublandlord to enforce the obligations of Prime Landlord under the Prime Lease are hereby conferred upon and are conditionally assigned to Subtenant and Subtenant hereby is subrogated to such rights (including, without limitation, the benefit of any recovery or relief); provided, however, if any such action or proceeding against Prime Landlord in Subtenant’s name is barred by reason of lack of privity, non-assignability or otherwise, then, at Subtenant’s option, Subtenant may take such action or proceeding in Sublandlord’s name, and Sublandlord shall execute all documents reasonably requested by Subtenant as necessary, to allow such action or proceeding to proceed, provided further, however that (x) Subtenant shall only have such rights if Subtenant shall not be in default beyond applicable notice and grace periods under this Sublease and (y) Sublandlord shall have the right to require Subtenant to discontinue such action if in the reasonable opinion of Sublandlord such action may cause a cancellation, forfeiture or termination of the Prime Lease or Sublandlord’s estate and rights thereunder with respect to the Premises.  Subtenant shall indemnify and hold Sublandlord harmless from and against any and all losses, costs, liability, claims, damages, expenses (including, without limitation, attorneys’ fees), penalties and fines to which Sublandlord may be exposed and which Sublandlord may incur in connection with or arising out of the taking of any such action by Subtenant.

                    4.          Quiet Enjoyment.  Sublandlord covenants with Subtenant that upon Subtenant paying Base Rent, Additional Rent and observing all of the terms and conditions under this Sublease on Subtenant’s part to be performed, Subtenant shall peasably and quietly enjoy the Premises without hinderance or molestation, subject to the terms of this Sublease.

                    5.          Survival.   The provisions of this Article shall survive the expiration or sooner termination of this Sublease.

ARTICLE VII.
ASSIGNMENT AND SUBLETTING

                    1.          Restrictions.   Any consent of Sublandlord required under Article 11 of the Prime Lease (as incorporated herein) to (i) a proposed assignment of this Sublease, (ii) a further sublet of all or a portion of the Premises, (iii) any other type of use, occupancy or license agreement or (iv) any mortgage, security interest or other encumbrance with respect to this Sublease, shall also require the consent of Prime Landlord to the extent required under said Article 11 of the Prime Lease.

ARTICLE VIII.
INSURANCE

                    1.          Subtenant’s Insurance.  Supplementing the insurance requirements of the Prime Lease, with which Subtenant covenants and agrees to comply, all liability insurance shall name Sublandlord, Prime Landlord (with respect to the Premises) and any mortgagee of whose identity Subtenant has been informed as additional insureds.  All property insurance shall contain an endorsement that such insurance shall remain in full force and effect notwithstanding that the insured may have waived its claims against any person prior to the occurrence of a loss.  Sublandlord shall be the loss payee on property insurance insuring Sublandlord’s property and the deductible amounts thereof shall be subject to Sublandlord’s approval and shall be paid by Subtenant promptly following any casualty to Sublandlord’s property.  Subtenant shall deliver a certificate of insurance to Sublandlord on or before the Commencement Date and at least annually thereafter, no less than thirty (30) days prior to the earliest expiration date on such certificate.

                    2.          Waiver of Subrogation Provisions.  Each party shall include in each of its insurance policies covering loss, damage or destruction by fire or other casualty a waiver of the insurer’s right of subrogation against the other party and Prime Landlord or, if such waiver should be unobtainable or unenforceable, (a) an express agreement that such policy shall not be invalidated if the insured waives before the casualty the right of recovery against any party responsible for a casualty covered by such policies, or (b) any other form of permission for the release of the other party and Prime Landlord.  If such waiver, agreement or permission shall cease to be obtainable, the other party and Prime Landlord shall be named as an additional insured in the Comprehensive General Liability policy, provided, however, that Subtenant shall at no time be named a loss payee under any of Sublandlord’s or Prime Landlord’s insurance policies.  Notwithstanding the foregoing, any failure by Subtenant as an additional insured promptly to endorse to the order of Sublandlord or Prime Landlord, as the case may be, any instrument for the payment of money under a policy of which Sublandlord or Prime Landlord, as the case may be, is the owner or original or primary insured shall be a default under this Sublease.

ARTICLE IX.
DAMAGE AND DESTRUCTION/EMINENT DOMAIN

                    1.          Damage and Destruction.  If the Premises are damaged or destroyed, but the Prime Lease is not terminated, then this Sublease shall continue, and Subtenant’s right to an abatement of the Base Rent due under this Sublease and/or repairs to the Premises from Prime Landlord under the Prime Lease shall be dependent upon whether Sublandlord receives, with respect to the Premises, an abatement of Base Rent (as such term is defined in the Prime Lease) or repairs under the Prime Lease.  To the extent that Sublandlord receives such an abatement of Base Rent under the Prime Lease, such abatement of Base Rent shall be passed on to Subtenant (which shall in no event exceed the amount of Base Rent and Additional Rent Subtenant shall have paid or as shall be payable under this Sublease, in each case, on a per square foot basis and applicable to the area so damaged for such period), after retention by Sublandlord of the actual out of pocket costs and expenses, if any, in obtaining such abatement.  All other Base Rent, Additional Rent and other sums due under this Sublease shall continue to be due and payable as provided under this Sublease, unaffected by such damage or destruction or reduction in Base Rent.  If such damage or destruction results from any act or omission of Subtenant, then Subtenant shall indemnify against and hold Sublandlord harmless from all losses, costs and expenses (including reasonable attorneys’ fees) incurred by Sublandlord as a result thereof, such indemnification to operate whether or not Subtenant has placed and maintained the insurance specified in this Article, and whether or not proceeds from such insurance (such insurance having been placed and maintained) actually are collectible from the insurance company.  Prime

Landlord or Sublandlord may exercise any and all rights to terminate the Prime Lease in the event of any damage or destruction, whether or not such damage or destruction affects the Premises and without regard to the effect of such termination on the Sublease.  If Prime Landlord or Sublandlord is required, or elects, to rebuild or restore improvements, alterations, additions and the like under the Prime Lease, then Prime Landlord or Sublandlord and its employees, agents and contractors may have access to the Premises and may store materials in or about the Premises as reasonably necessary for Prime Landlord or Sublandlord to complete such rebuilding or repair, without the same constituting a constructive eviction or giving Subtenant any right to terminate this Sublease or offset or abate rent, except to the limited extent Base Rent may be reduced under the conditions expressly set forth above.  Subtenant hereby waives all rights to terminate this Sublease because of damage or destruction of the Premises or any portion thereof.  Subtenant hereby waives all claims for damages for injury, inconvenience, or interference with quiet enjoyment or Subtenant’s business, or any other loss occasioned by Prime Landlord’s or Sublandlord’s work or entry under any provision of this Sublease.

                    2.          Release.   Each party hereby releases the other party from any claim (including a property damage claim for negligence) which it might otherwise have against the releasee for any loss, cost or expense resulting from damage to or destruction of its property resulting from fire or other casualty (including rental value or business interruption) occurring during the Term.

                    3.          Eminent Domain.  If the Prime Lease terminates with respect to all or any part of the Premises as a result of all or any part of the Premises being taken through the exercise of, or under threat of, power of eminent domain, the Sublease shall terminate as to the part so taken immediately prior to termination of the Prime Lease with respect to the same part so taken.  Sublandlord may exercise any and all rights to terminate the Prime Lease in the event of any taking, whether or not such taking affects the Premises and without regard to the effect of such termination on this Sublease.  Subtenant waives all claims to and assigns to Sublandlord all awards, compensation, damages, income, rent and interest that would otherwise be payable to Subtenant in connection with all such takings.  Further, Subtenant waives all claims against Sublandlord or the entity exercising the power of eminent domain for the value of the leasehold estate created by this Sublease or any unexpired portion of the Term.  Subtenant may claim against the entity exercising the power of eminent domain only for the value, if any, of improvements installed by Subtenant in the Premises and Subtenant’s personal property (and not any of Sublandlord’s property), if such improvements and personal property are so taken, and for any moving expenses incurred by Subtenant, but only if such award is compensable separate and apart from and does not diminish any other award to Sublandlord or Prime Landlord.

ARTICLE X.
NOTICES

                    1.          Method and Form of Notices.  Notices, demands and other communications between the parties shall be in writing and shall be given or made by registered or certified mail, return receipt requested, postage prepaid, or by personal delivery, or by nationally recognized overnight delivery service, pre-paid, addressed as follows:

                    If to Subtenant:

INT Media Group, Inc. 475 Park Avenue South – 4th Floor New York, NY 10016 Attention: President

and

INT Media Group, Inc. 23 Old Kings Highway South Darien, CT 06820 Attention: President

with a copy to:

Willkie Farr & Gallagher 787 Seventh Avenue New York, NY 10019 Attn: Richard K. DeScherer, Esq.

If to Sublandlord:

IGN Entertainment, Inc. 3240 Bayshore Boulevard Brisbane, CA 94005 Attn: Jim Tolonen, CFO/COO

and

IGN Entertainment, Inc. 475 Park Avenue South, 4th Floor New York, NY 10016 Attention: Craig Abruzzo, Senior Counsel

with a copy to:

Scott Stone, P.C. 44 Church Street White Plains, NY 10601 Attention: Scott Stone, Esq.

Such notices shall be deemed effective on the date of addressee’s receipt or refusal, as the case may be, if given by personal delivery, or on the business day after dispatching same, if given by a nationally recognized overnight delivery service, or three (3) business days after mailing by registered or certified mail.  Either party may change its notice address by giving notice of such change to the other party as stated in this Article.  Subtenant agrees that as and when it shall receive any notice or other communication from Prime Landlord or any governmental entity regarding or in any way affecting Sublandlord, or the Premises, Subtenant shall promptly forward a copy of such notice or other communication to Sublandlord in the manner prescribed herein.

ARTICLE XI.
MISCELLANEOUS

                    1.          Brokers.    Subtenant and Sublandlord each represent and warrant to the other that it has not employed or dealt with any broker concerning this transaction other than Cushman & Wakefield, Inc. (Alex Chudnoff and Steven Bauer) (collectively, “Broker”) with respect to the Premises and/or this Sublease.  Sublandlord shall pay Broker a commission with respect to this Sublease pursuant to a separate agreement.  Each party hereby agrees to indemnify the other with respect to any costs or expenses incurred by the indemnified party by reason of a breach of the foregoing representation by the indemnifying party.  This paragraph shall survive any expiration or earlier termination of this Sublease.

                    2.          Survival.    The parties agree to execute and deliver, from time to time, as circumstances may require, any other instruments necessary to effect the provisions of this Sublease.  All of Subtenant’s obligations that accrue during the Term shall survive the expiration or earlier termination of this Sublease, except as otherwise expressly provided herein.

                    3.          Entire Sublease.   This Sublease contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements.  This Sublease cannot be changed in any manner except by a written agreement signed by the parties hereto.

                    4.          Governing Law.   If any provision of this Sublease shall be determined to be invalid or unenforceable, the remainder of this Sublease and the application of all such provisions shall be valid and enforceable as permitted by law.  This Sublease shall be governed in all respects by the laws of the State of New York without reference to the conflict-of-laws or choice-of-laws provisions.

                    5.          Execution by Counterparts; Format.   This Sublease may be executed in counterparts which shall be construed together as one instrument.  Each exhibit attached hereto is made a part of this Sublease.  Headings are for convenience only and shall not affect the interpretation of this Sublease.  All references to “dollars” or “$” shall mean the currency of the United States.

                    6.          Successors and Assigns   This Sublease shall apply and inure to and bind Sublandlord and Subtenant and their respective heirs, successors, and assigns, however the agreements and obligations of Sublandlord stated in this Sublease shall be binding upon Sublandlord and its successors and assigns only during its and their respective ownership of Sublandlord’s interest hereunder provided that the assignee of Sublandlord’s interest hereunder assumes all of Sublandlord’s obligations hereunder.  Subtenant shall attorn to each of Sublandlord’s successors and assigns.

                    7.          Consent of Prime Landlord.

                                  (a)  This Sublease is subject to the consent of Prime Landlord in accordance with the terms of the Prime Lease and shall have no effect until Prime Landlord shall have given its consent in the form required by Prime Landlord and this Sublease is executed by and delivered to both Sublandlord and Subtenant.  Upon execution and delivery of this Sublease by both parties, Sublandlord shall seek Prime Landlord’s consent to this Sublease.  In connection therewith, Subtenant shall furnish all information pertaining to the Subtenant requested by Prime Landlord pursuant to the terms of the Prime Lease and reasonably cooperate with Sublandlord in its efforts to obtain written consent to this Sublease from Prime Landlord.  Sublandlord shall have no obligation to pay any fee or charge of any nature whatsoever not specifically required to be paid under the Prime Lease in connection with or as a condition to obtaining such consent and shall suffer and incur no liability to Subtenant for its failure to obtain such consent.  Notwithstanding anything in this Sublease to the contrary, if the consent of Prime Landlord is not received within thirty (30) days after the execution and delivery hereof, either Sublandlord or Subtenant shall, until such time as Prime Landlord’s consent hereto is received, have the right to terminate this Sublease upon notice to the other, in which event any amounts paid by Subtenant to Sublandlord hereunder shall be returned to Subtenant, and neither party hereto shall thereafter have any further obligations to the other in respect of this Sublease.

                                  (b)   Subtenant agrees that in all instances in which the consent or approval of Sublandlord is required pursuant to the terms hereof and the consent or approval of Prime Landlord is required under the Prime Lease for the same act or thing, Subtenant must obtain Sublandlord’s prior written consent notwithstanding the obtaining of Prime Landlord’s consent, and Sublandlord (in addition to any other conditions Sublandlord may be allowed to impose) may condition its approval on the granting by Prime Landlord of its consent or approval to such act or thing.  Except to the extent otherwise expressly set forth herein to the contrary, Subtenant agrees that Sublandlord shall not have any duty or responsibility with respect to obtaining the consent or approval of Prime Landlord when the same is required under the terms of the Prime Lease, other than the transmission by Sublandlord to Prime Landlord of Subtenant’s request for such consent or approval.

                    8.          Authority.   The parties affirm and covenant that each has the authority to enter into this Sublease, to abide by the terms hereof, and that the signatories hereto are authorized representatives of their respective entities to execute and bind such entity to this Sublease.

                    9.          Estoppel Certificates.  Subtenant shall execute and deliver to Sublandlord, within ten (10) days after request, a certificate certifying to Sublandlord, Prime Landlord and such other parties as Sublandlord shall designate all matters reasonably requested by Sublandlord.  Sublandlord shall execute and deliver to Subtenant, within ten (10) days after request, a certificate certifying to such parties as Subtenant shall designate all matters reasonably requested by Subtenant.

                    10.        Other Provisions.  Time is of the essence with respect to each of Subtenant’s obligations under this Sublease.  Subtenant shall not record this Sublease or any memorandum or other notice thereof without Sublandlord’s written consent, which may be withheld in Sublandlord’s sole discretion.  Breach of this covenant shall constitute an event of default entitling Sublandlord to all of its remedies under this Sublease.  By reason of this

Sublease, Sublandlord and Subtenant have no relationship other than sublandlord and subtenant, respectively, and specifically, but without limiting the foregoing, are not partners in any venture.

                    11.        Waiver of Damages.  Subtenant hereby waives any claim for monetary damages against Sublandlord which Subtenant may have based upon any assertion that Sublandlord has unreasonably withheld or unreasonably delayed any consent or approval requested by Subtenant, and Subtenant agrees that its sole and exclusive remedy shall be an action or proceeding to enforce any related provision or for specific performance, injunction or declaratory judgment.

                    12.        Signage and Directory Listings.  Subtenant shall, subject to the terms and conditions of the Prime Lease, be entitled (a) to use the directory listings on the Building directory otherwise available to Sublandlord with respect to the Premises and (b) to install signs identifying Subtenant anywhere inside the Building lobbies, elevators and hallways and inside and on the door of the Premises provided that such signs are permitted by Prime Landlord and the Prime Lease and are otherwise in compliance with the applicable provisions of the Prime Lease and the Building rules and regulations.

                    13.        Rules of Construction.  This Section sets forth certain rules of construction, which shall apply to this Sublease and all agreements and Exhibits supplemental to this Sublease, unless the context otherwise requires.  Feminine, masculine or neuter pronouns shall be substituted for those of another form, and the plural or singular shall be substituted for the other number, in any place in which the context may require.  The term “person” includes natural persons as well as corporations, partnerships and other entities.  The terms “include,” “such as” and the like shall be construed as if followed by the phrase “without being limited to.”  The terms “herein,” “hereunder” and the like shall refer to this Sublease as a whole, not to any particular Section or other part, unless expressly so stated.  The term “Subtenant” shall include any and all occupants of the Premises after the Commencement Date.  The terms “consent,” “approval” and the like shall mean prior written consent and approval.  References to days, months or years shall refer to calendar days (i.e. Sunday, Monday, etc.), calendar months (i.e. January, February, March, etc.), or calendar years (i.e. 2001, 2002, etc.) unless expressly so stated.  The terms “business day,” “work day” and the like shall mean any day other than Saturday, Sunday or a day observed under the Prime Lease as a holiday.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Prime Lease.  In the event of any conflict between the terms and conditions of this Sublease and the terms and conditions of the Prime Lease, the terms and conditions of this Sublease shall control and prevail.

                    14.        Sublandlord Furniture.  Sublandlord represents and warrants that it is the owner of certain office furniture and equipment more particularly described on EXHIBIT D attached hereto (the “FFE”).  Sublandlord has agreed to license the use of such FFE to Subtenant during the Term hereof as part of the Base Rent payable hereunder.  Subtenant shall have the obligation to, at its sole cost and expense, (i) repair and maintain the FFE in good order and condition, subject to reasonable wear and tear, and (ii) indemnify Sublandlord for any losses, costs or other expenses arising out of Subtenant’s use thereof or with respect thereto.  Sublandlord represents and warrants that the equipment is in good working order.

                    15.        Telecommunications Services.  Sublandlord is the vendee on service contracts for telecommunications lines (i.e. voice, data and ISP) (collectively the “Telecommunications Services”) as follows:  (i) AT&T in the approximate amount of between $2,300.00 - $2,400.00 per month; and (ii) Phone Extra in the approximate amount of $1,461.38 per quarter.  Subtenant shall pay, as Additional Rent hereunder, to Sublandlord all amounts for the Telecommunications Services that Sublandlord is required to pay for such Telecommunications Services through and including the date that Subtenant surrenders the Premises pursuant to its termination option pursuant to Article I Section 2, excluding any charges for minimum usage fees and penalties.  In the event that Subtenant has not exercised its option to terminate this Sublease pursuant to Article I Section 2, then Subtenant shall have the option to terminate the Telecommunications Services by giving prior written notice to Sublandlord on or before September 30, 2002.  If Subtenant does not exercise its option to terminate the Telecommunications Services pursuant to this Section 15, then Subtenant shall continue to pay, as Additional Rent hereunder, to Sublandlord all amounts for the Telecommunications Services that Sublandlord is required to pay for such Telecommunications Services through the earlier to occur of (i) the expiration or earlier termination of this Sublease, or (ii) the expiration or earlier termination of the respective Telecommunications Services contracts.

                    16.        Supplemental Air-Conditioning.  Subtenant acknowledges that Sublandlord has installed the System (as defined in Article 42 of the Prime Lease), and that Subtenant shall, during the Term hereof, have all of the obligations of Sublandlord, as Tenant, under the Prime Lease with respect thereto.  Sublandlord represents and warrants that the System is in good working order.  Notwithstanding anything to the contrary contained in this Sublease, Sublandlord shall pay for any incremental electric charges incurred for the use of the System together with the cost of any permits, licenses or other certificates that are required in order to maintain the System.

                    17.        Leased Equipment.  Sublandlord is the lessee of the following equipment (the “Leased Equipment”) more particularly described on EXHIBIT E attached hereto:

                                   1.           Copier(s)

                                   Subtenant shall, during the Term hereof or for such shorter period of the applicable equipment lease agreement, have the right to use the Leased Equipment, and Subtenant shall pay, as Additional Rent hereunder, to Sublandlord fifty (50%) percent of the actual amounts that Sublandlord is required to pay for the use of such Leased Equipment for such period until the expiration of the current terms of such equipment leases, after which Subtenant may, at its option, lease its own equipment and cooperate with Sublandlord to arrange for the return of the Leased Equipment or renew the respective equipment lease(s) for the Leased Equipment, in which event Subtenant shall be required to pay for one hundred (100%) percent of the rental payment and any maintenance or service contracts with respect to such Leased Equipment that has been renewed (the “Renewed Leased Equipment”).  Notwithstanding the foregoing to the contrary, Sublandlord shall pay for the cost of any maintenance or service agreements with respect to such Leased Equipment, except for the Renewed Leased Equipment.  Subtenant shall have the obligation to, at its sole cost and expense, (i) repair and maintain the Leased Equipment in good order and condition, subject to reasonable wear and tear, and (ii) indemnify Sublandlord for any losses, costs or other expenses arising out of Subtenant’s use thereof or with respect thereto.  Sublandlord agrees to remove all other equipment from the Premises other than the Leased Equipment and the FFE.

ARTICLE XII.
SECURITY

                    1.          Security.   Upon notice to Subtenant of Prime Landlord’s consent to this Sublease, Subtenant shall deposit with Sublandlord either (x) the Security Amount (as defined below), by certified or official bank check (the “Security Deposit”) or (y) an unconditional, irrevocable letter of credit in the amount of the Security Amount, substantially in a form attached hereto as EXHIBIT F (or another form hereafter agreed upon by Sublandlord and Subtenant) and issued by a bank reasonably satisfactory to Sublandlord (the “Letter of Credit”), as security for the full and faithful performance by Subtenant of each and every term, covenant and condition of this Sublease.  As used herein, the term “Security Amount” shall mean Ninety Thousand Six Hundred Sixty-Six and 66/100 ($90,666.66) Dollars.  The Letter of Credit shall provide that it is assignable by Sublandlord without charge and shall either (A) expire on the date which is 60 days after the scheduled expiration of this Sublease (the “LC Date”) or (B) be automatically self-renewing until the LC Date.  If any Letter of Credit is not renewed at least thirty (30) days prior to the expiration thereof or if Subtenant holds over in the Premises without the consent of Sublandlord after the expiration or termination of this Sublease, Sublandlord may draw upon the Letter of Credit and hold the proceeds thereof as security for the performance of Subtenant’s obligations under this Sublease or utilize such proceeds as provided herein.  Upon delivery to Sublandlord of a new Letter of Credit, Sublandlord shall return to Subtenant such proceeds.  If Sublandlord shall have so drawn upon the Security Deposit or the Letter of Credit (or the proceeds thereof), Subtenant shall, upon demand, deposit with Sublandlord a sum equal to the amount so drawn by Sublandlord, or restore the amount of the Letter of Credit to the Security Amount.  In the event that Subtenant defaults beyond all applicable notice and cure periods in respect of any of the terms, provisions, covenants and conditions of this Sublease, including but not limited to payment of any Base Rent or Additional Rent, Sublandlord may use, apply or retain the whole or any part of the Security Deposit so deposited or draw on the Letter of Credit for the payment of any such Base Rent or Additional Rent in default or for any other sum which Sublandlord may expend or be required to expend by reason of Subtenant’s default, including any damages or deficiency in the reletting of the Premises, whether such damage or deficiency may accrue before or after summary proceedings or other re-entry by Sublandlord.  In the event Sublandlord uses any portion of the Security Deposit or Letter of Credit during the Term of this Sublease, Subtenant shall, within ten (10) days thereafter, deposit with Sublandlord such additional sums, so that, at all times, Sublandlord is holding an amount equal to the Security Amount in cash or letter of credit.  In the event that Subtenant shall fully and faithfully comply with all the terms, provisions, covenants and conditions of this Sublease, the Letter of Credit or Security Deposit or any balance of the proceeds thereof, shall be returned to Subtenant within sixty (60) days after the earlier of (x) the time fixed as the expiration of the herein demised Term or (y) if Subtenant is not in default under this Sublease and provided Subtenant has not caused the termination of this Sublease, the earlier termination of this Sublease.  In the absence of evidence satisfactory to Sublandlord of any assignment of the right to receive the Security Deposit or Letter of Credit, or the remaining balance of the proceeds thereof, Sublandlord may return the same to the original Subtenant, regardless of one or more assignments of the Sublease itself.  If, as of the date of this Sublease, Subtenant has delivered to Sublandlord a Security Deposit, then Subtenant may, at any time, substitute for such Security Deposit, a Letter of Credit reasonably acceptable to Sublandlord, which shall be deemed acceptable if in the form substantially of Exhibit F, and otherwise meeting the requirements of this Section.  Upon Sublandlord’s receipt of such acceptable substitute Letter of Credit, Sublandlord shall return the original Security Deposit to Subtenant.  Sublandlord agrees that simultaneously with presenting the Letter of Credit pursuant to this Section, Sublandlord shall present a statement to the issuer thereof (with a copy thereof given to Subtenant contemporaneously therewith) executed by a duly authorized representative of Sublandlord stating that a default has occurred hereunder beyond any applicable grace or cure periods and is continuing under this Sublease and that Sublandlord is entitled to draw on the Letter of Credit.

          IN WITNESS WHEREOF, this Sublease has been duly executed by the parties hereto as of the day and year first above written.

SUBLANDLORD:

IGN ENTERTAINMENT, INC. f/k/a SNOWBALL.COM, INC.

By	/s/ Craig Abruzzo

Name:	Craig Abruzzo

Title:	Director of Business Affairs

SUBTENANT:

INT MEDIA GROUP, INC.

By	/s/ Christopher Cambell

Name:	Christopher Cambell

Title:	President

EXHIBIT A

THE PREMISES

EXHIBIT B

FORM OF COMMENCEMENT DATE LETTER

August _____, 2002

INT Media Group, Inc.
475 Park Avenue South
New York, NY 10016

RE:	Sublease by and between IGN Entertainment, Inc., as Sublandlord, and INT Media Group, Inc., as Subtenant, dated July _____, 2002 (the “Sublease”)

Dear Sirs:

            This letter will memorialize our understanding and agreement with regard to the above-referenced Sublease.  We hereby acknowledge that the Sublease was conditioned upon obtaining the consent of the Prime Landlord, which consent was granted on ________________________, 2002.  As such, we hereby agree as follows:

1. The Commencement Date of the Sublease is _____________________, 2002; and
2. The Expiration Date of this Sublease is ______________________, 2004.

            Except as modified hereby, all of the other terms and conditions of the Sublease are hereby ratified and confirmed in all respects.

            If the foregoing accurately reflects your understanding, please acknowledge same by executing a copy of this letter and returning an originally executed copy to our office.

Very truly yours,

IGN ENTERTAINMENT, INC.

By:

ACKNOWLEDGED AND AGREED:

INT MEDIA GROUP, INC.

By:

EXHIBIT C

PRIME LEASE

EXHIBIT D

FFE

Herman Miller Aeron Chairs	70
Built-in Cubicles	96
Small Filing Cabinets	55
Chairs	15
Conference Tables	7 (1 Large)
Allard “cinema” Chairs	4
Allard “cinema” Sofas	2
Lounge Chairs	3
Small end tables	3
Bar Stools	4
Coke Machine (empty)	1
Water Fountain (Hot and Cold)	1
Book Shelves	8
Receptionist Desk	1

ARTICLE XIII.Telecom Equipment

Lucent MLX 10DP Phones	72
Lucent MLX 20DP Main Switchboard	1
Legend phone switch	1
Macovoice 200 voice mail system	1

                         1.          Networking Equipment

Cisco 2611 Router	1
Cisco 2924XL Switch	6
Cisco 2912XL Switch	1

EXHIBIT E

LEASED EQUIPMENT

Equipment through the Pitney Bowes Company:

          A.   Copier Access (schedule 303)

                    1.     Model  C600, Serial No. 6090186 copier
                    2.     Model No. C970 sorter for C600
                            $447.07/mo

          B.   Copier/Access:  Acct No 5437066 (schedule 302) Peripheral equip for C600
                    1.      Model No. 9722   Serial No. 0021160
                             $120.16/mo

Equipment through the AOE RICOH Company:

          A.   Copiers:

1.	AFCIO220 Serial No. H2400500900 (NY) Ref No. 000000000120922 Customer No. 352079 $345.79/mo

EXHIBIT F

FORM OF LETTER OF CREDIT